Exhibit 99.1

China Education Alliance Announces Second Quarter 2013 Financial Results

HARBIN, China, Aug. 14, 2013 /PRNewswire/ -- China Education Alliance, Inc. ("China Education Alliance" or the "Company", OTCQX: CEAI), a China-based education resource and services company, today announced its second quarter 2013 financial results.  The Company will host a conference call on Thursday, August 15, 2013, at 8 a.m. EDT (8 p.m. Beijing time the same day).

Financial Highlights for the Second Quarter ended June 30, 2013

•	Total revenues decreased by 37.8% to $1.9 million.

•	Net loss of $3.7 million.

•	Loss per share was $0.35 per fully diluted share.

"We continue to devote most of our resources and attention towards the new web-based education platform that we have been building and that we believe will become the driver of our future growth. I am confident that we have truly created something new and innovative that will allow all the constituencies involved in the education process to interact dynamically to promote a more effective, easier and affordable learning environment. As we have expanded our marketing efforts and the number and nature of interested parties, we have recognized the need to add functionalities and scale to maximize the benefits all parties will be able to derive from the use of this platform. While this has caused some delays in completing the technological development phase, work is progressing well and to the satisfaction of all parties involved. We now have a clear understanding of the final specifications of the project and are extremely eager to bring it to market as soon as possible in order to capture the growing needs for continuous education in the rapidly evolving society and the surging popularity and adoption of e-commerce platforms in China," said Mr. Xiqun Yu, Chairman and Chief Executive Officer of China Education Alliance.

Second Quarter 2013 Review:

Revenue decreased by $1.2 million, or 38% to $1.9 million for the quarter ended June 30, 2013 from $3.1 million during the same period in 2012.

Revenue from the on-line education division decreased by $0.5 million, or 38%, to $0.8 million for the quarter ended June 30, 2013 from $1.2 million for the quarter ended June 30, 2012.  Revenue from the training center division decreased by $0.7 million, or 37%, to $1.1 million for the quarter ended June 30, 2013 from $1.8 million for the quarter ended June 30, 2012.

The decline in revenue for the quarter ended June 30, 2013 was a result of decline in revenue across all of our business. We believe revenue was affected by external factors including slowdown in economic growth within the PRC, untruthful allegations about our businesses, and increased competition. These factors contributed to the continuous decline in interest of existing and new students, which resulted in decrease in student enrollments and led to a decline in revenue as compared to the quarter ended June 30, 2012. The Company expects to improve the performance of its online education division in the future by providing students with more competitive, up-to-date study materials and easy access. The Company has contracted technology companies to design a new web-based platform providing video based long-distance teaching services which encompass online community systems and online teaching management systems. Additionally, the Company is seeking to establish more onsite training centers and optimize the operation of existing training centers. As such, the Company predicts that its revenue will gradually recover after the launch of the new web-based platform and the set up of more training centers.

Overall cost of revenue decreased by $0.4 million, or 18%, to $2.0 million for the quarter ended June 30, 2013 from $2.4 million for the same period in 2012.

Cost of revenue for the online education division decreased by $0.3 million, or 16% to $1.4 million for the quarter ended June 30, 2013 from $1.7 million for the same period in 2012. The decrease in cost of revenue was in tandem with the decrease in revenue. However, cost of revenue did not drop in direct proportion with the decline in revenue as the Company had to purchase new study materials to maintain competitiveness. The Company also incurred certain fixed costs to maintain the accuracy and competitiveness of its online materials. To effectively control cost of revenue for the online education division, the Company will continue to closely monitor the variable costs while maintaining fixed costs at a stable level.

Cost of revenue for the training center division decreased $0.2 million, or 23% to $0.6 million for the quarter ended June 30, 2013 from $0.7 million for the same period in 2012. The decrease in cost of revenue was mainly due to a decrease in teachers' salary as the Company's teachers are paid by the number of classes they teach and there was a decrease in classes offered during the June 30, 2013 quarter as compared to the quarter ended June 30, 2012.

Gross profit margin for the training center division decreased to 50% for the quarter ended June 30, 2013 from 60% during the same period in 2012 as cost of revenue did not decrease as much as revenue. As part of our growth strategy, we plan to expand our onsite training network in Beijing and other major cities in order to increase our brand awareness and reputation. As we plan to open several new training centers in the next quarter, we expect gross margin for our training center division to continue to decrease as the newly established centers may not generate sufficient revenue at the beginning stage.

Gross loss for the second quarter of 2013 was $68,643 compared to gross profit of $0.7 million for the second quarter 2012.

Selling expenses increased by $27,086, or 2%, to $1.2 million in the second quarter of 2013 from $1.2 million in the second quarter of 2012. Selling expenses were 64.7% of total sales in the second quarter of 2013 compared with 39.4% in the second quarter of 2012. The increase in selling expenses was mainly due to the increase in advertising and marketing expenses.

Administrative expenses increased by $0.5 million, or 35% to $1.8 million for the quarter ended June 30, 2013 from $1.4 million for the quarter ended June 30, 2012. The increase was mainly due to the increase in research and development expenses relating to the development of the web-based platform, the office expenses, and labor costs throughout the period. Total administrative expenses were about 96.7% of total revenue for the three months ended June 30, 2013, compared to 44.5% for the same period in 2012.

Net loss for the second quarter of 2013 was $3.7 million compared to net loss of $4.0 million for the second quarter of 2012. Basic and diluted loss per share was $0.35 for the second quarter of 2013 compared to loss per share of $0.38 for the second quarter of 2012. The basic weighted average shares outstanding and diluted weighted average shares outstanding were 10,582,530 for both the quarters ended June 30, 2013, and June 30, 2012.

Financial Position

As of June 30, 2013, the Company had cash and cash equivalents of $68.9 million

As of June 30, 2013, the Company had no long-term debt.

Conference Call

China Education Alliance will host a conference call and live webcast to discuss its second quarter 2013 financial results at 8 a.m. Eastern Daylight Time (EDT) on Thursday, August 15, 2013 (8 p.m. in Harbin/Beijing on the same day).

The dial-in details for the live conference call are as follows:

- Participant Dial-In (Toll Free USA): 1-866-519-4004
- International Dial-In: +65-6723-9381
- China Dial-In:  800-819-0121
- China Dial-In: 400-620-8038
- Hong Kong Toll Free: 8009-30346
  Conference Password: CEU

A live webcast of the conference call will be available in the investor relations section of the Company's website at: http://www.chinaeducationalliance.com/index.jsp

A telephone replay of the call will be available 1 hour after the end of the conference for seven days.

The dial-in details for the replay are as follows:

- US Toll Free:  1-855-452-5696
- International Toll:  +61-2-8199-0299
  Passcode Number: 32871463

About China Education Alliance, Inc.

China Education Alliance, Inc. (http://www.chinaeducationalliance.com) is a leading educational services company offering high-quality instructors and online education materials for students between the ages of 6 to 18 and adults (university students and professionals) aged 18 and over. Divided into two segments, students and graduate professionals, our business model delivers the skills and knowledge necessary to excel in a rapidly growing and highly competitive China. The Company provides students in the first segment with online education materials sourced from top tier schools and famous instructors for download, as well as online training and tutoring services. With teaching centers located across China, the Company also offers hands on training and tutoring to aid Chinese students pass the two most important tests they will face in their educational careers: the senior high school entrance and college entrance exams. In the second segment for graduates and professionals, China Education Alliance provides vocational training courses in subjects including IT, administration, multimedia, as well as several professional training programs.

Safe Harbor Statement

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995: Certain statements in this press release, constitute forward-looking statements for purposes of the safe harbor provisions under The Private Securities Litigation Reform Act of 1995. These statements include, without limitation, statements regarding our ability to prepare the company for growth, the Company's planned expansion in 2009 and predictions and guidance relating to the Company's future financial performance. We have based these forward-looking statements largely on our current expectations and projections about future events and financial trends that we believe may affect our financial condition, results of operations, business strategy and financial needs and are not a guarantee of future performance but they involve risks and uncertainties that could cause actual results to differ materially from those in the forward-looking statements, which may include, but are not limited to, such factors as unanticipated changes in product demand especially in the education industry, pricing and demand trends for the Company's products, changes to government regulations, risk associated with operation of the Company's new facilities, risk associated with large scale implementation of the company's business plan, the ability to attract new customers, ability to increase its product's applications, cost of raw materials, downturns in the Chinese economy, and other information detailed from time to time in the Company's filings and future filings with the United States Securities and Exchange Commission. Investors are urged to consider these factors carefully in evaluating the forward-looking statements herein and are cautioned not to place undue reliance on such forward-looking statements, which are qualified in their entirety by this cautionary statement. The forward-looking statements made herein speak only as of the date of this press release, readers are cautioned not to place undue reliance on any of them and the Company undertakes no duty to update any forward-looking statement to conform the statement to actual results or changes in the company's expectations.

For more information, please contact:

China Education Alliance, Inc.
Ms. Cloris Li
Chief Financial Officer
Email: cloris@edu-chn.com

Christensen
Mr. Christian Arnell
Telephone:  +86 10 5826 4939
Email: carnell@christensenir.com

China Education Alliance, Inc. and Subsidiaries
Unaudited Consolidated Statements of Operations and Comprehensive Income (unaudited)

	For the three months ended
In US dollars	June 30, 2013	June 30, 2012
Revenue
Online education revenue	$767,888	$1,248,318
Training center revenue	1,142,759	1,822,569
Total revenue	1,910,647	3,070,887

Cost of revenue
Online education costs	1,409,183	1,667,990
Training center costs	570,107	736,920
Total cost of revenue	1,979,290	2,404,910

Gross profit (Loss)
Online education gross profit/(loss)	(641,295)	(419,672)
Training center gross profit	572,652	1,085,649
Total gross profit/(loss)	(68,643)	665,977

Operating expenses
Selling expenses	1,236,637	1,209,551
Administrative expenses	1,846,937	1,367,628
Depreciation and amortization	785,847	834,979
Total operating expenses	3,869,421	3,412,158

(Loss) Income from operations	(3,938,064)	(2,746,181)

Other income (Expense)
Other Income/(Expense), net	(1,090)	4,680
Loss on disposal of property and equipment	(7,363)	-
Impairement loss on intangible assets	-	(1,447,334)
Interest income	58,678	479,709
Total other income/(Expense), net	50,225	(962,945)

Net Loss Before Provision for Income Tax	(3,887,839)	(3,709,126)
Current	-	(32)
Deffered	-	(436,350)

Net (loss) income	(3,887,839)	(4,145,508)
Net (loss) income attributable to the noncontrolling interests	(147,991)	(165,773)
Net (loss) income - attributable to CEAI and subsidiaries	$(3,739,848)	$(3,979,735)

Basic (loss) income per share	$(0.35)	$(0.38)
Diluted (loss) income per share	$(0.35)	$(0.38)

Basic Weighted Average Shares Outstanding	10,582,530	10,582,530
Diluted Weighted Average Shares Outstanding	10,582,530	10,582,530

The components of other comprehensive income
Net (loss) income	$(3,739,848)	$(3,979,735)
Foreign currency translation adjustment	1,271,719	66,061

Comprehensive (loss) income	$(2,468,129)	$(3,913,674)

China Education Alliance, Inc. and Subsidiaries
Consolidate Balance Sheets (unaudited)

	For the three months ended
In US dollars	June 30, 2013	December 31, 2012
Assets
Current assets
Cash and cash equivalents	$68,894,359	$64,172,917
Accounts receivable	76,946	-
Other receivables	484,881	841,003
Prepaid expenses and other current assets	806,536	660,054
Total current assets	70,262,722	65,673,974

Non-current assets
Note receivable	-	7,935,122
Property and equipment, net	9,435,680	11,349,025
Intangibles and capitalized software, net	7,994,254	9,213,515
Total non-current assets	17,429,934	28,497,662

Total assets	$87,692,656	$94,171,636

Liabilities and Stockholders' Equity
Current liabilities
Accounts payable and accrued expenses	$288,159	$420,434
Deferred revenue	1,261,387	1,332,620
Income tax and other taxes payable	111,560	179,544
Total current liabilities	1,661,106	1,932,598

Stockholder's Equity
Common stock ($0.001 par value, 150,000,000 shares authorized, 10,582,530 and 10,582,530 issued as of June 30, 2013 and December 31, 2012, respectively; 137,512 and 137,512 shares held in treasury, as of June 30, 2013 and December 31, 2012, respectively)	10,583	10,583
Additional paid-in capital	40,942,009	40,941,215
Statutory reserve	3,792,161	3,792,161
Retained earnings	28,743,569	36,186,436
Accumulated other comprehensive income	12,111,774	10,322,490
Less: Treasury stock	(977,072)	(977,072)
Stockholder's equity - CEAI and subsidiaries	84,623,024	90,275,813
Noncontrolling interests in subsidiaries	1,408,526	1,963,225
Total stockholder's equity	86,031,550	92,239,038

Total liabilities and stockholder's equity	$87,692,656	$94,171,636

China Education Alliance, Inc. and Subsidiaries
Unaudited Consolidated Statements of Cash Flows (unauditied)

	Six Months Ended
In US dollars	June 30, 2013	June 30, 2012
Cash flows from operating activities:
Net income (loss)	$(7,633,110)	$(4,285,870)
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization - operating expenses	1,496,222	1,659,590
Depreciation and amortization - cost of revenue	1,375,335	1,421,674
Loss on disposal of fixed assets	10,132	15,818
Bad debt written off on other recievables	-	18,889
Impairment loss on intangible assets	606,032	1,447,334
Stock based compensation	794	3,919
Net change in assets and liabilities
Accounts receivable	(76,128)	(183,255)
Prepaid expenses and other receivables	237,990	162,980
Deferred tax assets	-	319,290
Accounts payable and accrued expenses	(137,570)	(908,897)
Income tax and other taxes payable	(67,984)	(363,880)
Deferred revenue	(97,793)	(1,669,664)
Net cash provided by operating activities	(4,286,080)	(2,362,072)

Cash flows from investing activities
Purchases of property and equipment	(35,235)	(40,531)
Loan received back from NIT	8,013,462	-
Proceeds from disposal of property and equipment	1,186	4,097
Net cash used in investing activities	7,979,413	(36,434)

Cash flows from financing activities:
Advance from stockholder	-	18,624
Dividend paid to noncontrolling shareholders	(352,592)	(158,662)
Net cash provided by financing activities	(352,592)	(140,038)

Effect of exchange rate changes on cash	1,380,701	477,941
Net increase (decrease) in cash and cash equivalents	4,721,442	(2,060,603)
Cash and cash equivalents, beginning of period	64,172,917	73,597,159
Cash and cash equivalents, at end of period	$68,894,359	$71,536,556

SUPPLEMENTAL DISCLOSURES:
Income tax paid	$93,858	$92,917